UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017 (April 21, 2017)

KAYNE ANDERSON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

811 Main Street 14th Floor Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 493-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Over-Allotment Closing

As previously reported on a Current Report on Form 8-K of Kayne Anderson Acquisition Corp. (the “Company”), on April 4, 2017, the Company consummated its initial public offering (“IPO”) of 35,000,000 units (“Units”), each Unit consisting of one share of Class A common stock, $0.0001 par value per share (“Common Stock”) and one-third of one warrant (“Warrant”) to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333-216514). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $350,000,000. The underwriters of the IPO were granted an option to purchase up to an additional 5,250,000 Units to cover over-allotments, if any (“Over-Allotment Units”). On April 21, 2017, the underwriters exercised the option in part and purchased 2,732,112 Over-Allotment Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $27,321,120.

As previously reported on a Current Report on Form 8-K of the Company, on April 4, 2017, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 6,000,000 warrants (the “Placement Warrants”) to Kayne Anderson Sponsor, LLC (the “Sponsor”), generating gross proceeds of $9,000,000. On April 21, 2017, simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale of an additional 364,281 Placement Warrants to the Sponsor, generating gross proceeds of $546,422.40.

In addition, the 10,062,500 shares of Class B common stock of the Company (the “Founder Shares”) held by the Company’s initial stockholders (prior to the exercise of the over-allotment) included an aggregate of up to 1,312,500 Founder Shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full, so that the initial stockholders would collectively own 20.0% of issued and outstanding shares of the Company. Since the underwriters exercised the over-allotment option in part and purchased 2,732,112 of the total possible 5,250,000 Over-Allotment Units, the Sponsor forfeited 629,472 Founder Shares on April 21, 2017 in order to maintain ownership of 20.0% of issued and outstanding shares of the Company. The Founder Shares forfeited by the Sponsor were cancelled by the Company.

A total of $377,321,120 of the net proceeds from the sale of Units in the IPO (including the Over-Allotment Units) and the private placements on April 4, 2017 and April 21, 2017 were placed in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of April 4, 2017 reflecting receipt of the net proceeds from the IPO and the Private Placement on April 4, 2017, but not the proceeds from the sale of the Over-Allotment Units nor the private placement on April 21, 2017, had been prepared by the Company and previously filed on a Current Report on Form 8-K on April 10, 2017. The Company’s unaudited pro forma balance sheet as of April 21, 2017, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the private placement on the same day is included as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the press release issued by the Company announcing the consummation of the sale of the Over-Allotment Units is included as Exhibit 99.2 to this Current Report on Form 8-K.

Separate Trading of Units, Class A Common Stock and Warrants

On April 26, 2017, the Company announced that, commencing on April 27, 2017, the holders of Units issued in its IPO may elect to separately trade shares of Common Stock and Warrants included in the Units. The Units not separated will continue to trade on The Nasdaq Capital Market under the symbol “KAACU.” Shares of Common Stock and the Warrants are expected to trade on The Nasdaq Capital Market under the symbols “KAAC” and “KAACW,” respectively. No fractional warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, in order to separate the Units into shares of Common Stock and Warrants.

A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Pro Forma Balance Sheet

99.2	Press Release, dated April 21, 2017

99.3	Press Release, dated April 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kayne Anderson Acquisition Corp.

Date: April 26, 2017	By:	/s/ Terry A. Hart
	Name:	Terry A. Hart
	Title:	Chief Financial Officer